Combination of Dominion Energy and SCANA January 3, 2018 Exhibit 99.2

Important note to investors This presentation contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations, estimates and projections. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", “outlook”, "predict", "project", “should”, “strategy”, “target”, "will“, “would”, “potential” and similar terms and phrases to identify forward-looking statements in this presentation. Factors that could cause actual results to differ include, but are not limited to: the expected timing and likelihood of completion of the proposed acquisition of SCANA, including the ability to obtain the requisite approvals of SCANA’s shareholders; the risk that Dominion Energy or SCANA may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction or cause the parties to abandon the transaction; the risk that conditions to the closing of the transaction may not be satisfied; or the risk that an unsolicited offer for the assets or capital stock of SCANA may interfere with the transaction. Other risk factors for Dominion Energy’s and SCANA’s businesses are detailed from time to time in Dominion Energy’s and SCANA’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Combination with SCANA

Important note to investors (cont’d) IMPORTANT ADDITIONAL INFORMATION In connection with the proposed transaction between Dominion Energy, Inc. and SCANA Corporation, Dominion Energy will file with the SEC a Registration Statement on Form S-4 that will include a combined Proxy Statement of SCANA and Prospectus of Dominion Energy, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Dominion Energy and SCANA will be submitted to SCANA’s shareholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of SCANA are urged to read the registration statement and the proxy statement/prospectus regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Shareholders will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Dominion Energy and SCANA, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com or to SCANA Corporation, 220 Operation Way, Mail Code 0133, Cayce, South Carolina 29033, Attention: Office of the Corporate Secretary, BoardInformation@scana.com. PARTICIPANTS IN THE SOLICITATION Dominion Energy, SCANA and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Dominion Energy’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 20, 2017, Dominion Energy’s Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017 and certain of its Current Reports on Form 8-K. Information regarding SCANA’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 24, 2017, SCANA’s Annual Report on Form 10-K, which was filed with the SEC on February 24, 2017 and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph. Combination with SCANA

Transaction framework Inputs that create clarity and value for stakeholders Combination with SCANA Customers Meaningful customer relief Comprehensive regulatory and legislative solution Solid and growing core utility operations Customers: Large up-front cash payment and locked-in path to subsidized rate resolution Combined shareholders: Attractive core utility franchises free of regulatory uncertainty Employees: Return focus to serving customers with delivery of safe and reliable energy Regulatory and political: Equitable solution on behalf of constituents

Transaction overview Dominion Energy and SCANA Corporation to combine Stock-for-stock merger $7.9 billion equity value and $14.6 billion enterprise value Grows Dominion Energy’s regulated footprint Adds attractive regulated utility franchises in fast-growing Southeastern U.S. Enhances Dominion Energy’s EPS growth; immediately accretive Immediate and on-going relief to SCE&G customers $1,000 payment and 5% bill reduction for typical residential electric customer Additional customer benefits that meaningfully reduce impact of New Nuclear Development costs on South Carolina families and businesses Termination provisions protect Dominion Energy shareholders Comprehensive regulatory and legislative solution Combination with SCANA

Complementary geographic and asset profile Combination with SCANA Combined southeastern service territory Regulated electric customers Regulated gas customers 2.6M 0.7M 3.3M +27% 2.3M 0.9M 3.2M +40% Meaningful regulated customer additions Dominion Energy utility service territories SCANA utility service territories Dominion Energy pipeline infrastructure Atlantic Coast Pipeline Cove Point LNG facility

SCANA Corporation Attractive regulated franchises Combination with SCANA Regulated electric: SCE&G Regulated gas: SCE&G Customers 0.7M 0.4M Operating statistics1 2.9% customer growth Weather decoupling % of EBITDA ~80% ~5% Regulated ü ü Regulated gas: PSNC 0.5M ~10% ü 2.9% customer growth Weather/volume decoupling Pipeline replacement rider 1.6% customer growth 5.8 GW of generation capacity2 Two-thirds non/low emitting3 ¹ As of December 31, 2016 2 Includes Columbia Energy Center and Williams Station 3 Based on 2016 MWhs generated; includes hydro, nuclear, and natural gas-fired facilities as non/low emitting resources Allowed ROE 10.25% 10.25% 9.7%

Key transaction terms Combination with SCANA Exchange ratio 0.6690x Consideration to SCANA shareholders 100% equity Equity value $7.9 billion Enterprise value $14.6 billion Pro forma ownership 87% Dominion Energy / 13% SCANA Value to SCE&G electric customers $1,000 payment to avg. residential customer 5% reduction to typical residential bill Additional benefits Estimated closing Q3 2018 Summary

Approvals and commitments SCANA shareholders South Carolina Public Service Commission North Carolina Utility Commission Georgia Public Service Commission FERC NRC Hart-Scott-Rodino review Does not require Dominion Energy shareholder approval Expected close in Q3 2018 Combination with SCANA Approvals SCE&G operating headquarters to remain in South Carolina Active and involved corporate citizenship Incremental charitable giving for at least five years Active community involvement and support for employee volunteerism Employee protections until 2020 Commitments

Immediate and on-going customer benefits Combination with SCANA Cash payments to electric customers representing $1.3 billion within 90 days after closing $1,000 for average residential customer; Payments for commercial and industrial customers as well Reduced electric customer bills going forward Additional 5% reduction for typical residential customer bill driven by refunds over time of amounts previously collected from customers as well as the pass-through of corporate tax-reform benefits Additional customer benefits More than $1.7 billion of existing New Nuclear Development capital and regulatory assets that will never be collected from customers New Nuclear Development completely eliminated from customer rates in 20 years instead of 50—60 years Purchase of replacement gas-fired power plant will never be collected from customers

Financial and financing considerations Enhances Dominion Energy’s EPS growth Immediately EPS accretive Increases 2017—2020 EPS CAGR to 8+% from 6%—8% Maintain existing 10% dividend growth outlook through 2020 No impact on Dominion Energy Midstream Partners plan Conservative financing plan 100% equity financing Enhanced scale, diversification, and regulated business contribution No impact on parent deleveraging plan Supports Dominion Energy’s focus on non-commodity, regulated energy infrastructure Increases regulated earnings contribution Attractive investment proposition Combination with SCANA

Summary Grows Dominion Energy’s regulated footprint with attractive electric and natural gas franchises in fast-growing Southeastern U.S. Immediately EPS accretive and enhances Dominion Energy’s EPS growth Provides meaningful immediate and on-going relief to customers Comprehensive regulatory and legislative solution with transaction protections for Dominion Energy shareholders Combination with SCANA